Exhibit 99.1

























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                                                 FOR IMMEDIATE RELEASE
                                                 JANUARY 21, 2005
                                                 FOR ADDITIONAL INFORMATION
                                                 CONTACT: RANDY J. SIZEMORE
                                                          SR VICE PRESIDENT, CFO
                                                          (260) 358-4680

                         NORTHEAST INDIANA BANCORP, INC.
               ANNOUNCES YEAR END 2004 AND FOURTH QUARTER EARNINGS

HUNTINGTON, INDIANA, -- Northeast Indiana Bancorp, Inc. (NEIB), the parent company of First Federal Savings Bank, today announced earnings for the year ended December 31, 2004 of $982,000 ($0.67 per diluted common share) compared to net income of $1.9 million ($1.31 per diluted common share) for the year ended December 31, 2003. Overall, the Bank's underlying core businesses remained stable or saw improvement in 2004. The fourth quarter and year ended December 31, 2004, however, were impacted negatively by a $735,500 non-cash accounting write-down of Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA) preferred stocks in the investment portfolio. The Company's earnings would have been $1.7 million ($1.17 per diluted common share) for the year ended December 31, 2004 without the non-cash accounting write-down of the preferred stocks.

Stephen E. Zahn, Chairman and Chief Executive Officer, commented on the results by stating "while we are pleased with improvements in the Company's net interest income and margins, declines in non-performing asset ratios, and increases in certain segments of non-interest income, we are not pleased with the volatility of our earnings for 2004. This was particularly evident when we made the decision to recognize through the income statement the impairment of $735,500 related to our holdings of FHLMC and FNMA preferred stock. Unrealized gains and losses on these securities had been recognized in the equity section of the balance sheet in prior periods. Due to a number of factors, including recent public disclosures about these companies and our cost in relation to their market value, we concluded the securities were impaired and reflected the loss in our income statement. We continue to hold these securities due to their variable rate features in the face of rising interest rates and other positive income characteristics."

Net interest income increased $539,000 or 9.2% to $6.4 million for the year ended December 31, 2004 when compared to $5.8 million for the year ended December 31, 2003. This increase was primarily related to volume from additional average interest earning assets in 2004 compared to 2003 and to a lesser extent, changes in rates between the same periods. The Company's net interest margin improved to 2.97% for the twelve months ended December 31, 2004 versus 2.78% for the twelve months ended December 31, 2003.

Northeast Indiana Bancorp, Inc. saw improvements in non-performing asset trends during 2004. The Company's non-performing assets were $1.9 million or 0.8% of total assets at December 31, 2004, a decline from the $2.6 million or 1.1% of total assets reported at December 31, 2003.


                                     -MORE-





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Net charge-offs increased to $452,000 for the twelve months ended December 31,
2004 versus $364,000 during the same period of 2003. The increased net charge-offs were primarily related to loan balances charged off in 2004 where specific reserves had been allocated during the prior year periods and to a lesser extent, continued softness in the consumer portion of the loan portfolio. Because of these net charge-offs along with the increasing loan balances outstanding, the Company decided to make a $37,500 provision for loan loss during the quarter and year ended December 31, 2004 compared to no provision for loan loss during the prior year.

Excluding the impairment write-down discussed above of $735,500, non-interest income would have been $1.5 million for the year ended December 31, 2004 compared to $1.7 million for the year ended December 31, 2003. A decline in refinancing activity led to a sharp decrease in net gain on the sale of loans to $89,000 in the current twelve month period from $510,000 in the year earlier twelve month period. This decline was partially offset by a significant increase in service charges on deposit accounts and increases in other income between the same periods. Brokerage fees also rose sharply during the quarter ended December 31, 2004 from an acquisition of a local brokerage firm completed late June 2004.

Non-interest expenses increased to $5.5 million for the year ended December 31, 2004 compared to $5.0 million for the year ended December 31, 2003. This increase came primarily in salaries and employee benefits due to increased funding on a defined benefit pension plan, increased ESOP expense due to the Company's higher average share price in 2004 compared to 2003, less deferred loan origination fees due to lower mortgage volumes and wage increases related to more employees from a brokerage acquisition that was completed late June 2004.

Excluding the impairment write-down discussed previously, net income would have increased $38,000 or 9.0% to $460,000 for the three months ended December 31, 2004 from $422,000 for the three months ended December 31, 2003. The net income that would have been posted for the quarter ended December 31, 2004 of $460,000, without impairment write-down, would have been the strongest quarterly earnings report of 2004 even with the Company taking its first provision for loan loss of the fiscal year 2004 in that quarter in the amount of $37,500. The quarterly improvements came primarily from increased net interest income of $158,000, a sharp increase of 94% or $83,000 in service charges on deposit accounts, and another sharp increase of $63,000 in brokerage fees partially offset by the provision for loan loss of $37,500 and an increase in non-interest expense of $201,000 all occurring between the quarter ended December 31, 2004 and the quarter ended December 31, 2003.

Total assets at December 31, 2004 of $228.7 million compared to December 31, 2003 assets of $227.4 million. Net loans receivable increased $11.1 million or 6.8% to $174.8 million at December 31, 2004 from $163.7 million at December 31, 2003. Deposits increased to $124.0 million at December 31, 2004 from $122.0 million at December 31, 2003. The increase in net loans receivable was primarily funded by security maturities and paydowns, cash equivalents and new deposits. Increases in Savings, NOW, Time Deposits and Non-interest bearing checking accounts were partially offset by a decline in MMDA balances between year end 2004 and year end 2003.


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Shareholder's equity at December 31, 2004 was $26.0 million compared to the
$27.2 million reported at December 31, 2003. The company repurchased 107,326 shares of treasury stock, at an average cost of $21.83, for a total cost of approximately $2.3 million during the year ended December 31, 2004. In the opinion of management, these repurchases help leverage Northeast Indiana Bancorp's remaining equity and tend to improve return on shareholder's equity. Northeast Indiana Bancorp has approximately 55,000 shares that may be repurchased under the current stock repurchase program, which was previously announced.

The book value of NEIB's stock was $18.33 per common share as of December 31, 2004. The number of outstanding common shares was 1,420,779. The last reported trade of the stock on December 31, 2004 was $20.10 per common share.

Northeast Indiana Bancorp, Inc. management and directors have been investigating the possibility of de-listing its stock and de-registering with the Securities and Exchange Commission ("SEC"). The Company is primarily concerned with the escalating costs and additional allocation of management's time that is becoming necessary under the Sarbanes-Oxley Act of 2002. This concern is further heightened under the pending implementation of Section 404 that will impact the Company beginning with the fiscal year ended December 31, 2005. This de-registering strategy would reduce future expenses associated with SEC reporting requirements as well as NASDAQ filing fees, but would also result in the Company's common stock no longer being quoted on the NASDAQ Stock Market. In order to de-register, the Company must first have fewer than 300 shareholders of record. The Company currently has 450 shareholders of record. The Company is currently exploring possible methods of reducing shareholders below 300 and the costs of any such possible transactions. The Company's shares trade infrequently and residents of Indiana hold many shares. Therefore, it is management's belief that any negative impact on the liquidity of the shares as a result of de-registering and de-listing would be minimal.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches located in Huntington, Indiana. The company is traded on the NASDAQ Stock Market under the symbol "NEIB".

This press release may contain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues. Factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, loan demand, and competition.

Additional factors include changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, regulatory and technological factors affecting each company's operations, pricing, products and services.

                                     -MORE-


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
                                              NORTHEAST INDIANA BANCORP
                                     CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                    (Unaudited)
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                                   CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                               ASSETS                                                  December 31,   December 31,
                                               ------                                                  ------------   ------------
                                                                                                             2004          2003
                                                                                                             ----          ----
Interest-earning cash and cash equivalents                                                             $  1,142,340   $  6,849,198
Noninterest earning cash and cash equivalents                                                             2,242,859      2,483,881
                                                                                                       ---------------------------
   Total cash and cash equivalents                                                                        3,385,199      9,333,079
Securities available for sale                                                                            38,903,998     43,687,318
Securities held to maturity estimated market value of $60,000 and $150,000 at  December 31, 2004 and
December 31, 2003                                                                                            60,000        150,000
Loans held for sale                                                                                              --             --
Loans receivable, net of allowance for loan loss December 31, 2004 $1,357,505 and December 31, 2003
$1,772,109                                                                                              174,800,272    163,676,825

Accrued interest receivable                                                                                 830,837        798,722
Premises and equipment                                                                                    2,175,981      2,061,781
Investments in limited liability partnerships                                                             1,370,919      1,602,147
Cash surrender value of life insurance                                                                    5,159,178      4,352,129
Other assets                                                                                              1,985,839      1,732,531
                                                                                                       ---------------------------
    Total Assets                                                                                       $228,672,223   $227,394,532
                                                                                                       ===========================
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                                                123,950,768    122,009,736
Borrowed Funds                                                                                           77,066,576     76,545,485
Accrued interest payable and other liabilities                                                            1,608,346      1,644,751
                                                                                                       ---------------------------
    Total Liabilities                                                                                   202,625,690    200,199,972
                                                                                                       ---------------------------

Retained earnings - substantially restricted                                                             26,046,533     27,194,560
                                                                                                       ---------------------------
    Total Liabilities and Shareholders' Equity                                                         $228,672,223   $227,394,532
                                                                                                       ===========================

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
                                     CONSOLIDATED STATEMENTS OF INCOME

                                                              Three Months Ended            Twelve Months Ended
                                                                  December 31,                  December 31,
                                                             2004            2003            2004           2003
                                                             ----            ----            ----           ----
Total interest income                                   $  3,071,645    $  2,987,812    $ 12,103,226    $ 12,368,715
Total interest expense                                     1,431,383       1,505,554       5,715,241       6,519,296
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   Net interest income                                  $  1,640,262    $  1,482,258    $  6,387,985    $  5,849,419
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Provision for loan losses                                     37,500              --          37,500              --
  Net interest income after provision for loan losses   $  1,602,762    $  1,482,258    $  6,350,485    $  5,849,419
    Service charges on deposit accounts                      170,129          87,602         529,665         360,389
    Net gain (loss) on securities                           (735,500)          6,030        (716,364)         18,427
    Net gain on sale of loans                                 13,928          33,154          89,164         510,369
    Net gain (loss) on sale of repossessed assets             11,588          (8,923)            884          48,110
    Trust and brokerage fees                                  76,782          16,905         131,275         151,107
    Other income                                             184,186         170,017         685,746         650,975
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Total noninterest income                                $   (278,887)   $    304,785    $    720,370    $  1,739,377
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    Salaries and employee benefits                           832,154         676,541       3,106,407       2,607,819
    Occupancy                                                122,648         105,283         456,225         463,926
    Data processing                                          161,461         155,609         645,002         667,745
    Deposit insurance premiums                                 4,718           4,661          18,840          19,733
    Professional fees                                         60,461          51,025         257,495         248,978
    Correspondent bank charges                                53,373          54,959         216,063         210,273
    Other expense                                            194,898         180,606         777,122         750,880
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Total noninterest expenses                              $  1,429,713    $  1,228,684    $  5,477,154    $  4,969,354
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  Income before income tax expenses                     $   (105,838)   $    558,359    $  1,593,701    $  2,619,442
--------------------------------------------------------------------------------------------------------------------
 Income tax expenses                                         169,410         136,840         611,479         689,468
Net Income                                              $   (275,248)   $    421,519    $    982,222    $  1,929,974
====================================================================================================================
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

                                              NORTHEAST INDIANA BANCORP
                                     CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                    (Unaudited)
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                                                                    Three Months Ended               Twelve Months Ended
                                                                         December 31,                    December 31,
                                                                   2004             2003            2004            2003
                                                                   ----             ----            ----            ----
Basic Earnings per common share                                      (0.20)            0.30             0.69            1.36
Dilutive Earnings per share                                          (0.20)            0.29             0.67            1.31
Net interest margin                                                   2.96%            2.81%            2.97%           2.78%
Return on average assets                                             (0.47)%           0.75%            0.43%           0.87%
Return on average equity                                             (4.24)%           6.24%            3.70%           7.22%
Average shares outstanding- primary                              1,381,620        1,420,728        1,415,729       1,419,417
Average shares outstanding- diluted                              1,381,620        1,435,438        1,463,908       1,477,455
----------------------------------------------------------------------------------------------------------------------------


Allowance for loan losses:
   Balance at beginning of period                              $ 1,461,051      $ 1,856,347      $ 1,772,109     $ 2,135,630
   Charge-offs:
      One-to-four family                                                --               --            2,907          25,954
      Commercial real estate                                        49,531               --          257,749         235,722
      Commercial                                                    73,460           59,611           73,460         160,099
      Consumer                                                      38,593           54,946          274,399         226,134
                                                               -------------------------------------------------------------
         Gross charge-offs                                         161,584          114,557          608,515         647,909
                                                               -------------------------------------------------------------
   Recoveries:
      One-to-four family                                                --               --               --              --
      Commercial real estate                                            --               --               --              --
      Commercial                                                        --               --           10,000          96,000
      Consumer                                                      20,538           30,319          146,411         188,388
                                                               -------------------------------------------------------------
         Gross recoveries                                           20,538           30,319          156,411         284,388
                                                               -------------------------------------------------------------
   Net charge-offs (recoveries)                                    141,046           84,238          452,104         363,521
   Additions charged to operations                                  37,500               --           37,500              --
                                                               -------------------------------------------------------------
   Balance at end of period                                    $ 1,357,505      $ 1,772,109      $ 1,357,505     $ 1,772,109
                                                               =============================================================

    Net loan charge-offs (recoveries) to average loans (1)            0.31%            0.20%            0.26%           0.23%
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


Nonperforming assets (000's)                                At December 31,   At September 30,   At June 30,   At December 31,
   Loans:                                                          2004             2004             2004           2003
                                                                   ----             ----             ----           ----
      Non-accrual                                              $     1,713      $     1,493      $     1,342     $     2,413
      Past 90 days or more and still accruing                            -                -                -               -
      Troubled debt restructured                                         -                -                -               -
                                                               -------------------------------------------------------------
         Total nonperforming loans                                   1,713            1,493            1,342           2,413
   Real estate owned                                                   204              150            1,099             162
   Other repossessed assets                                              7               12                -               3
                                                               -------------------------------------------------------------
         Total nonperforming assets                            $     1,924      $     1,655      $     2,441     $     2,578
                                                               =============================================================


   Nonperforming assets to total assets                               0.84%            0.72%            1.08%           1.13%
   Nonperforming loans to total loans                                 0.97%            0.86%            0.81%           1.46%
   Allowance for loan losses to nonperforming loans                  79.30%           97.86%          110.58%          73.44%
   Allowance for loan losses to net loans receivable                  0.77%            0.84%            0.89%           1.07%

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                                                                       At December 31,
                                                                   2004             2003
                                                                   ----             ----

Stockholders' equity as a % of total assets                          11.39%           11.96%
Book value per share                                           $     18.33      $     18.28
Common shares outstanding- EOP                                   1,420,779        1,487,514


(1) Ratios for the three-month periods are annualized.
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